Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-160046 on Form S-3 and Registration Statement Nos. 333-166208, 333-134430, 333-91526, 333-161235 and 333-116180 on Form S-8 of our reports dated April 15, 2012, relating to the consolidated financial statements of Quicksilver Resources Inc. and subsidiaries (which report includes an explanatory paragraph relating to the adoption of Accounting Standards Update No. 2010-3, “Oil and Gas Reserve Estimation and Disclosures”), and the effectiveness of Quicksilver Resources Inc. and subsidiaries’ internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of Quicksilver Resources Inc. and subsidiaries’ internal control because of a material weakness), appearing in this Annual Report on Form 10-K of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas

April 15, 2012